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                                                                EXHIBIT 10(d)(2)



                 TRUST UNDER THE BATTLE MOUNTAIN GOLD COMPANY
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          This Agreement is made this 17th day of May, 1995, by and between Battle Mountain Gold Company (the "Company") and NationsBank of Texas, N.A. ("Trustee").

          WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company ("Committee") has adopted the Battle Mountain Gold Company Supplemental Executive Retirement Plan (the "Plan"); and

          WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in such Plan; and

          WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

          WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


SECTION 1
ESTABLISHMENT OF TRUST

          1.1 The Company hereby deposits with Trustee in trust $1,000, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

          1.2 The Trust hereby established shall become irrevocable 10 days following the issuance of a favorable private letter ruling regarding the Trust from the Internal Revenue Service.

          1.3 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1 subtitle A of the Internal Revenue Code of 1986 as amended, and shall be construed accordingly.
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          1.4  The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

          1.5 The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

          1.6 Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 120 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an actuarially equivalent (as defined in the Plan) amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.


SECTION 2
PAYMENTS TO PLAN PARTICIPANTS
AND THEIR BENEFICIARIES

          2.1 The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

          2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

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          2.3  The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient.


SECTION 3
TRUSTEE RESPONSIBILITY REGARDING
PAYMENTS TO TRUST BENEFICIARY WHEN
THE COMPANY IS INSOLVENT

          3.1 Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          3.2  At all times during the continuance of the Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (b) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (c) If at any time Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their

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     beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (d) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     3.3 Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


SECTION 4
PAYMENTS TO THE COMPANY

     Except as provided in Sections 3 and 9 hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment(s) of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.


SECTION 5
INVESTMENT AUTHORITY

     5.1 Responsibility for the management and control of the assets of the Trust shall be vested in the Trustee, who shall invest and reinvest the assets of the Trust as the Trustee, in its sole discretion, deems advisable. Such investments shall not be restricted to securities or property of the character authorized for investments by trustees under any law of any state or local governing body. In addition to any power granted to trustees under any statute or law, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights, and duties:

          (a) To invest any part or all of the assets of the Trust in any common or preferred stocks, open-end or closed-end mutual funds, put or call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes, or other property of any kind (real or personal); to buy or sell options on common stock on a nationally recognized exchange

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     with or without holding the underlying common stock; to buy or sell commodities, commodity options and contracts for the future delivery of commodities; and to make any other investments Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of the Plan. Any investment made or retained by Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for investments; and

          (b) To borrow money from any sources and upon any terms, assume indebtedness, extend mortgages, and encumber by mortgage or pledge.

     5.2 Any other provision hereof notwithstanding, Trustee shall have no discretion, duties or authority with respect to any asset of the Trust under the control or direction of the Company or Committee. The Company hereby reserves the right to direct the investment of the assets of the Trust or any portion hereof, including individual or group insurance contracts such as life insurance policies, annuities and investment contracts.

     5.3 In no event shall any Plan participant have any investment authority over any asset of the Trust.


SECTION 6
DISPOSITION OF INCOME

     During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


SECTION 7
ACCOUNTING BY TRUSTEE

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

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SECTION 8
RESPONSIBILITY OF TRUSTEE

     8.1 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     8.2 If Trustee undertakes or defends any litigation arising in connection with the Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liability (including, without limitation, attorneys' fees and expense) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     8.3 Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     8.4 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     8.5 Trustee shall have, without exclusion, all powers conferred upon Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     8.6 However, notwithstanding the provisions of Section 8.5 above, Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     8.7 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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SECTION 9
COMPENSATION AND EXPENSES
OF TRUSTEE

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee shall reimburse the Company for expenses the Company incurs in administering the Plan, including, but not limited to, payment of taxes on benefit accruals and benefits, upon the Company requesting such reimbursement and submitting to the Trustee satisfactory proof that the expenses where properly incurred in connection with the Plan.


SECTION 10
RESIGNATION AND REMOVAL OF TRUSTEE

     10.1 Trustee may resign at any time by written notice to the Company, which shall be effective 120 days after receipt of such notice unless the Company and Trustee agree otherwise.

     10.2 Subject to Section 10.3, Trustee may be removed by the Company on 60 days' notice or upon shorter notice accepted by Trustee.

     10.3 Upon a Change of Control, as defined herein, Trustee may not be removed by the Company for five years.

     10.4 If Trustee resigns within five year(s) of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11.2 hereof prior to the effective date of Trustee's resignation.

     10.5 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 120 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     10.6 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10.1 or 10.2 hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appoint of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

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SECTION 11
APPOINTMENT OF SUCCESSOR

     11.1 If Trustee resigns or is removed in accordance with Section 10.1 or
10.2 hereof, the Company may appoint any third party that may be granted corporate trustee powers under state law, such as a bank trust department or other party, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     11.2 If Trustee resigns or is removed pursuant to the provisions of Section
1.4 hereof, the Trustee shall select a successor Trustee, which may be any third party that may be granted corporate trustee powers under state law, such as a bank trust department or other party. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     11.3 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


SECTION 12
AMENDMENT OR TERMINATION

     12.1 This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

     12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     12.3 Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate the Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

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     12.4 Sections 1.6, 10.3, 10.4 and 11.2 of this Trust Agreement may not be amended by the Company for five year(s) following a Change of Control, as defined herein.


SECTION 13
MISCELLANEOUS

     13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     13.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of Texas.

     13.4 For purposes of the Trust, a "Change of Control" of the Company shall be deemed to have occurred if:

          (a) any "person," including a "group" as determined in accordance with
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

          (b) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (c) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates to any such party;

          (d) a tender offer or exchange offer is made and consummated for the ownership or securities of the Company representing 30% or more of the combined voting securities; or

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          (e) the Company transfer substantially all of its assets to another corporation that is not a wholly owned corporation of the Company.


SECTION 14
EFFECTIVE DATE

     The effective date of this Trust Agreement shall be the date first recited on page 1.


     IN WITNESS WHEREOF, this Agreement is executed on the date first recited on page 1.

                                    BATTLE MOUNTAIN GOLD COMPANY



                                    By /s/ Joseph L. Mazur
                                      -----------------------------

ATTEST:


/s/ Robert J. Quinn
-------------------------
Secretary


                                    NATIONSBANK OF TEXAS, N.A.



                                    By /s/ Tom Hortenstine
                                      -------------------------------
                                       Vice President & Trust Officer

ATTEST:


/s/ C. Randall
-------------------------

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